Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

We, Joel Freundt, Chief Executive Officer, and Thomas Chesterman, Chief Financial Officer, of SenesTech, Inc. (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on March 16, 2023 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), fully complies with the requirements of that section.
We further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joel Fruendt	/s/ Thomas Chesterman
Joel Fruendt	Thomas Chesterman
Chief Executive Officer	Chief Financial Officer

Dated: March 16, 2023	Dated: March 16, 2023